Exhibit 99.1

NEWS RELEASE

Contact:
Deborah Stapleton	Keith Yee
Stapleton Communications Inc.	Chief Financial Officer
650-470-0200	408-327-8000
deb@stapleton.com	keith@tvia.com
FOR IMMEDIATE RELEASE
TVIA ANNOUNCES COMPLETION OF ACCOUNTING REVIEW AND RESTATEMENT
OF HISTORICAL FINANCIAL RESULTS, REPORTS SECOND QUARTER FISCAL
YEAR 2007 FINANCIAL RESULTS AND ANNOUNCES RECEIPT OF NASDAQ DEFICIENCY
NOTICE
SANTA CLARA, Calif. — Nov. 22, 2006 — Tvia, Inc. (NASDAQ Capital Market: TVIA), announced today that it has completed its accounting review and restatement of historical financial statements. The company had previously announced on Nov. 17, 2006 that it needed to restate its historical financial statements for fiscal year ended March 31, 2006 and for the quarters ended Dec 31, 2005 and June 30, 2006. As a result of the restatement, Tvia recorded as deferred revenues approximately $6.4 million of previously recognized revenues on certain accounts, and in the restatement has instead recognized revenue on these accounts on a cash basis.
Fiscal Second Quarter ResultsTvia also announced today financial results for its second quarter fiscal 2007, ended Sept. 30, 2006.
Revenues for the second quarter of fiscal year 2007, ended Sept. 30, 2006, were $731,000, compared to $1,755,000 for the quarter ended Sept. 30, 2005. For the six months ended Sept. 30, 2006, revenues were $1,803,000, compared with $2,863,000 for the corresponding prior year period ended Sept. 30, 2005.

In accordance with U.S. generally accepted accounting principles (GAAP), the net loss for the quarter ended Sept. 30, 2006 totaled $5,164,000, or a loss of $0.20 per share. This compares with a net loss for the corresponding prior year quarter ended Sept. 30, 2005 of $2,421,000 or a loss of $0.10 per share.
Tvia reports its results of operations in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP numbers exclude non-cash stock-based compensation charges. Management believes that these non-GAAP measures provide investors with an indication of Tvia’s baseline performance before charges that are considered by management to be outside the company’s core performance. These non-GAAP financial measures are also among the primary indicators management uses for planning purposes. However, Tvia’s non-GAAP measures are not in accordance with, or meant to substitute for, GAAP and may be materially different from those used by other companies. A reconciliation between the GAAP net loss and the non-GAAP net loss is presented in the financial statements portion of this release.
Non-GAAP net loss for the second quarter of fiscal year 2007 was $4,462,000 or a loss of $0.17 per share. This compares with the non-GAAP net loss for the corresponding prior year quarter ended Sept.30, 2005 of $2,031,000 or a loss of $0.09 per share.
“Our second quarter decrease in revenue was primarily attributable to the shortage of panels during September 2006,” said Eli Porat, chairman and CEO of Tvia. “Manufacturers to whom we had subcontracted the assembly of TVs were unable to secure panels, which meant that we were unable to deliver products to our customers for our developing systems business. The related increase in the price of panels also hurt our semiconductor business.” “Looking forward, we plan to demonstrate our newest TV on a chip, code name Mars, at the Consumer Electronics Show in January. This chip is highly integrated, and we believe it will come in at a very low cost.”
NASDAQ Delisting Notice

Tvia also announced that it received on Nov. 21, 2006 a NASDAQ Staff determination letter indicating that Tvia is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because the company has not timely filed its Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2006. Accordingly, unless the company requests a hearing to appeal the determination, the company will be delisted from NASDAQ at the opening of business on Nov. 30, 2006. The company intends to request a hearing before a NASDAQ Listing Qualifications Panel for continued listing on the NASDAQ Capital Market. The notice indicates that once this request has been made, the company’s securities will remain listed on the NASDAQ Capital Market pending a decision by the NASDAQ Listing Qualifications Panel. There can be no assurance that the panel will grant the company’s request for continued listing.
Recent Tvia Press Release highlights include:
•	Announced Samsung Electronics’ adoption of Tvia’s CyberPro 5202 video and graphics display processor across its full range of digital video recorder systems for security and surveillance applications
•	Announced LG Electronics’ selection of Tvia’s TrueView 5605 video and graphics display processor for its newest line of digital video recorder systems for security and surveillance applications
•	Announced Hyundai IT’s adoption of Tvia’s TrueView turnkey LCD-TV design for a new line of competitively-priced LCD-TV display products
Conference call
Tvia will host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Nov. 22, 2006 to discuss its results for the second quarter of fiscal year 2007, ended Sept.30, 2006. The conference call will be accessible by dialing (210) 234-0008, or toll-free at (888)790-1711. The passcode is Tvia. After the event, a replay of this call will be available by dialing (866) 511-1891.

ABOUT TVIA
Tvia, Inc. is a fabless semiconductor company that designs and develops an extensive line of flexible, high-quality digital display processors for digital LCD, PDP, HD, SD, and progressive-scan TVs, as well as other broadcast and consumer display products. Tvia owns and operates a leading independent TV design center providing manufacturers with proven TV system designs, which Tvia believes allows manufacturers to produce and manufacture the high quality flat-panel televisions at a lower cost with shortened time to market. The combination of Tvia’s TrueView display processors and leading TV system designs gives Tvia’s manufacturing customers an advantage for building cost-effective, high quality display solutions. More information about Tvia is available at www.tvia.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this release that involves Tvia’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements and include statements as to the features and benefits of Tvia’s products, Tvia’s beliefs regarding the benefit of non-GAAP financial measures, Tvia’s plans with respect to the introduction, timing and attributes of any new products, expectations regarding production schedules and Tvia’s intention to request a Nasdaq hearing. These statements are subject to risks and uncertainties, and actual results could differ materially. Factors that could cause or contribute to such differences include Tvia’s ability to develop, introduce, market and transition to volume production new products, customer acceptance of any new products, the outcome of the Nasdaq hearing process and the risks discussed in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2006 and Form 10-Q for the quarter ended September 30, 2006, and in other reports filed from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and Tvia assumes no obligation to update any such forward-looking statements.

TVIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues:	$731	$1,755	$1,803	$2,863

Cost of revenues:	1,679	961	1,729	1,569

Gross profit	(948)	794	74	1,294

Operating expenses:
Research and development	1,645	1,252	3,196	2,535
Sales and marketing	484	722	1,481	1,263
General and administrative	2,224	1,354	3,348	2,168

Total operating expenses	4,353	3,328	8,025	5,966

Operating loss	(5,301)	(2,534)	(7,951)	(4,672)

Cumulative effect for forfeiture rate change	—	—	121	—

Interest income, net	137	113	249	211

Net loss	$(5,164)	$(2,421)	$(7,581)	$(4,461)

Basic and diluted net loss per share:	$(0.20)	$(0.10)	$(0.30)	$(0.19)

Weighted shares used in computing basic and diluted net loss per share	26,237	23,398	25,214	23,295

TVIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
UNAUDITED

	September 30,	March 31,
	2006	2006
		Restated
ASSETS
Current Assets:
Cash and cash equivalents	$12,947	$8,455
Short term investments	4,431	4,502
Accounts receivable, net	6,557	3,662
Inventories, net	2,446	2,601
Deferred cost of goods sold	3,633	1,284
Prepaid expenses and other current assets	639	902

Total current assets	30,653	21,406

Property and equipment, net	1,381	928
Other assets	215	303

Total assets	$32,249	$22,637

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$841	$802
Accrued and other liabilities	2,003	2,327
Short-term portion of capitalized lease obligation	343	541
Deferred revenue	6,498	2,733
Cash settled stock appreciation rights	130	566

Total current liabilities	9,815	6,969

Long-term portion of capitalized lease obligation	—	211

Total liabilities	9,815	7,180

Total stockholders’ equity	22,434	15,457

Total liabilities and stockholders’ equity	$32,249	$22,637

TVIA, INC.
Statement of Cash Flows
(In thousands)
UNAUDITED

	For the Six Months
	Ended September 30,
	2006	2005

Cash Flows from Operating Activities:
Net loss	$(7,581)	$(4,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	569	649
Stock compensation expense — equity plans	1,607	671
Stock issued in settlement of lawsuit	—	120
Provision for excess and obsolete inventory	1,433	—
Changes in operating assets and liabilities:
Accounts receivable	(2,895)	(1,199)
Inventories	(1,278)	(689)
Deferred cost of goods sold	(2,349)	—
Prepaid expenses and other assets	37	(50)
Other assets	41	—
Accounts payable	39	580
Accrued and other liabilities	(324)	(264)
Deferred revenue	3,765	—
Cash settled stock appreciation rights	(436)	—

Net cash used in operating activities	(7,372)	(4,643)

Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(6,914)	(7,482)
Proceeds from the maturity of available-for-sale investments	7,000	14,126
Purchase of property and equipment	(749)	(312)

Net cash (used in)/provided by investing activities	(663)	6,332

Cash Flows from Financing Activities:
Repayment of capitalized lease obligation	(409)	(230)
Proceeds from issuance of common stock from exercise of options	1,841	313
Proceeds from issuance of common stock	11,095	—

Net cash provided by financing activities	12,527	83

Net increase in cash and cash equivalents	4,492	1,772
Cash and cash equivalents at beginning of period	8,455	4,078

Cash and cash equivalents at end of period	$12,947	$5,850

TVIA, INC.
Reconciliation Between GAAP Net Loss and Non-GAAP Net Loss
(In thousands, except per share amounts)
UNAUDITED

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP net loss	$(5,164)	$(2,421)	$(7,581)	$(4,461)

Stock-based compensation	702	390	1,607	671

Non-GAAP net loss	$(4,462)	$(2,031)	$(5,974)	$(3,790)

Basic & diluted Non-GAAP net loss per share	$(0.17)	$(0.09)	$(0.24)	$(0.16)

Weighted average shares used in computing basic per share non-GAAP net loss	26,237	23,398	25,214	23,295